  Exhibit 5.1

Gary R. Henrie
Attorney at Law
Licensed in Nevada and Utah

General Delivery	Telephone: 307-200-9415
Alpine, Wyoming 83128	E-mail: grhlaw@hotmail.com

September 13, 2019

GT Biopharma, Inc.
9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212

Re: GT Biopharma, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as securities counsel for GT Biopharma, Inc., a Delaware corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offering of 41,473,822 shares of the Company’s common stock by selling stockholders that underlie convertible notes and Series J-1 Preferred Stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Certificate of Incorporation as restated and amended; (c) the Company's Bylaws; and (d) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 41,473,822 shares of common stock to be sold by the selling stockholders that they will receive upon the conversion of the notes and/or the conversion of Series J-1 Preferred Stock and upon resolution by the board of directors directing the issuance thereof will be legally issued, fully paid and non-assessable and will remain legally issued, fully paid and non-assessable in the hands of any subsequent purchaser. This opinion is based on Delaware general corporate law, all applicable Delaware statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie

Gary R. Henrie, Esq.

Gary R. Henrie
Attorney at Law
Licensed and the States of Utah and Nevada

General Delivery	Telephone: 307-200-9415
Alpine, Wyoming 83128	E-mail: grhlaw@hotmail.com

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie

Gary R. Henrie, Esq.